Exhibit 10.4

SUBORDINATION AGREEMENT

(CANAL MEZZANINE PARTNERS, L.P.)

Dated: January 30, 2008

To:	Fifth Third Bank
Commercial Banking
Mailcode: MD A67811
Fifth Floor
121 South Main St.
Akron, Ohio 44308

To induce Fifth Third Bank (“Bank”) to establish a credit facility for making loans and extending credit from time to time for the benefit of DPAC Technologies Corp., a California corporation, and Quatech, Inc. an Ohio corporation (collectively, together with each of their successors and permitted assigns, herein collectively referred to as the “Borrowers” and each individually referred to a “Borrower”) as a pursuant to the terms of that certain Credit Agreement among Borrowers and Bank as of even date herewith (as hereafter amended, extended, modified, supplemented, restated, or replaced from time to time, the “Loan Agreement”), and to induce the undersigned to make loans to and for the benefit of Borrowers pursuant to the terms of the SubDebt Agreement (as defined below), the undersigned, intending to be legally bound, hereby agrees as follows:

1. The payment of any and all Subordinated Debt is expressly subordinated to the Senior Debt to the extent and in the manner set forth in this Subordination Agreement. The term “Subordinated Debt” means the principal of and interest on all indebtedness, liabilities, and obligations of Borrowers, or either of them, now existing or hereafter arising, to the undersigned, including but not limited to: (i) obligations, including without limitation, indemnification obligations, owing by Borrowers, or either of them, to the undersigned, or the undersigned’s successors, assignees, affiliates, or designees, pursuant to the terms and conditions of the agreements and documents referred to on Schedule A, attached hereto and made a part hereof (collectively, “SubDebt Agreements”) and (ii) the right of the undersigned to receive payments of principal, interest and other amounts that might or would be due under or, in connection with, the Warrants (as defined on Schedule A), and (iii) any other obligations owing by Borrowers, or either of them, now or hereafter to the undersigned. The term “Senior Debt” means any and all obligations of Borrowers to Bank under, in connection with, or in any way related to (including debtor-in-possession financing), the Loan Agreement (including, without limitation, any interest accruing thereon after maturity or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization, or like proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), up to a maximum aggregate principal amount outstanding at any time not to exceed $ 3,000,000.00, in addition to all other obligations to the Bank, including interest thereon and any reasonable fees or expenses relating thereto (“Senior Debt Limit”); provided that the Senior Debt shall exclude amounts that accrue due to modifications to the Loan Agreement made in contravention of Section 10. (a) hereof. All capitalized terms not defined herein shall have the meaning set forth in the Loan Agreement as of the date hereof.

2. (a) As long as no Event of Default or Potential Default has occurred under the Loan Agreement, and if no Event of Default or Potential Default has would result from the making of any such payments, the Borrowers may pay and, as long as no Payment Block (as defined below) is in effect, the undersigned may accept regularly scheduled payments of interest and payment of principal at maturity with respect to the Subordinated Debt and payments or reimbursements of actual, reasonable costs and expenses as provided under the SubDebt Agreements. Unless and until the Senior Debt is indefeasibly paid in full and Bank has no further obligation to make loans to the Borrowers, Borrowers shall not pay, and the undersigned shall not accept, any other payments of any kind associated with the Subordinated Debt (including without limitation amounts arising from the sale or disposition, or other proceeds, of Borrowers’ property that may be subject to a lien or security interest of the undersigned). No payment or distribution of any kind shall be made, directly or indirectly, whether in cash, securities or other property, by setoff or otherwise, on account of any Subordinated Debt, or in respect of any redemption, repurchase, or other acquisition of any Subordinated Debt by Borrowers, or received by the undersigned, (a) at any time during which any of the Senior Debt shall have been declared due and payable prior to its stated final maturity or shall have become due and payable at stated final maturity, and in either case shall remain unpaid, (b) at any time during any Blockage Period, or (c) at any time during a Proceeding (as defined in the following paragraph) (each a “Payment Block”); provided that scheduled interest payments, and scheduled principal payments to the extent permitted hereunder, and payments or reimbursements of actual costs and expenses that were not paid due to the existence of a Payment Block, may be paid as and when the Payment Block ceases to continue as long as such payments are otherwise permitted hereunder. The Subordinated Debt shall not be prepayable, in whole or in part, without the prior written consent of Bank. . In addition, unless and until the Senior Debt is indefeasibly paid in full and Lender has no further obligations to make Loans under the Loan Agreement, the undersigned shall not at any time exercise any rights to redeem or cause a repurchase of, the Subordinated Debt (including without limitation the exercise of any warrant associated therewith that results in any cash payments), nor shall Companies permit any redemption or repurchase as set forth in the SubDebt Agreements except in accordance with an action or proceeding referenced in Section 8 hereof (but subject always to the subordination provisions set forth herein). Notwithstanding anything to the contrary contained herein, Permitted Actions shall not be prohibited by the Subordination Agreement, including after the occurrence of an Event of Default or Potential Default. For purposes hereof, “Permitted Actions” shall mean (i) payment on the Subordinated Debt in kind (i.e. non-cash), (ii) a conversion of the Subordinated Debt to equity, (iii) operation of anti-dilution rights under the SubDebt Agreement, and (iv) the performance of all earlier agreements and covenants in accordance with the terms of the SubDebt Agreements that do not result in payments of cash to the undersigned.

(b) For purposes hereof (i) “Blockage Period” means the period commencing on the date that (a) Bank shall have delivered written notice to the undersigned in accordance with Section 19. hereof that an Event of Default or Potential Default has occurred and is continuing, and ending on the earliest of (1) the day which is 180 days after the delivery of such notice, (2) the day on which such Event of Default or Potential Default shall have been cured or waived in writing, and (3) the commencement of a Proceeding; provided that no default notice from Bank may be based on an Event of Default which was in existence as of the time of the issuance of any earlier default notice and specified therein unless such Event of Default shall have been cured for not less than 90 days and is subsequently determined to be a new Event of Default (for purposes of this paragraph, breaches of the same financial covenant for consecutive periods shall constitute separate and distinct Events of Default) and provided further that Bank shall not be permitted to institute more than three (3) Blockage Periods in any twelve (12) consecutive month period or (b) the undersigned delivers a written notice to Bank that a default or event of default has occurred and is continuing under the SubDebt Agreements, and ending on the earliest of (1) the day which is 180 days after delivery of such notice by Bank or (2) the day on which such default or event of default shall have been cured or waived in writing; and (ii) “Proceeding” means (a) any voluntary or involuntary insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, or other similar case or proceeding relating to a Borrower or any of its property, (b) any case or proceeding for any liquidation, dissolution, or other wind-up of a Borrower, whether voluntary or involuntary, and whether or not involving insolvency or bankruptcy proceedings, or (c) any assignment for the benefit of creditors or marshalling of assets of a Borrower or the appointment of a trustee, receiver, sequestrator, or other custodian for a Borrower or any of its property.

3. Any payments on the Subordinated Debt received by the undersigned (including, without limitation, prepayments on the Subordinated Debt and receipt of proceeds from Borrowers’ property upon which the undersigned has a lien or security interest), other than as expressly permitted in Section 2. above, shall be held in trust for Bank and the undersigned will forthwith turn over any such payments in the form received, properly endorsed, to Bank to be applied to the Senior Debt as determined by Bank in its sole discretion.

4. Borrowers shall not grant to the undersigned and the undersigned shall not take any lien on or security interest in any of the Collateral, now owned or hereafter acquired or created, without Bank’s prior written consent; it being acknowledged and agreed by the Bank that the undersigned has been granted a lien on and security interest in certain of the Collateral and other property of Borrowers on the date thereof; provided however, that the interests of Bank in any Collateral securing the Senior Debt shall have priority over any security or other interest of the undersigned in the Collateral and any other assets of Borrowers that secures the Subordinated Debt. The undersigned agrees to execute and deliver to Bank, contemporaneously with the execution of this Agreement, an Agreement To Subordinate Priority Of Security Interests; except as specifically provided for herein and therein , the priority of the security interests of the parties hereto in the Collateral shall be in accordance with the Uniform Commercial Code as enacted and amended from time to time. For purposes of this Agreement, the term “Collateral” shall mean all “Collateral” as such term is defined in each separate Security Agreement by and between Bank and each of the Borrowers of even date herewith.

5. This Subordination Agreement shall be effective notwithstanding the time, order or method of attachment or perfection with respect to the Collateral, the time or order of recording or the filing or non-filing of financing statements or other recordings or filings. Under no circumstances shall the undersigned have a right to foreclose upon the Collateral or otherwise attempt to enforce any rights it may have with respect to the Collateral whether by judicial action or otherwise, until all of the Senior Debt has been indefeasibly paid and satisfied in full, and Bank has no further obligations to make loans to the Borrowers.

6. The undersigned shall have no right, as against the Bank, to receive or retain all or any portion of the Collateral, including the proceeds thereof, at any time unless and until the Senior Debt is indefeasibly paid and satisfied in full and Bank has no further obligation to make loans to the Borrowers. To the extent the undersigned obtains possession of any Collateral and/or the proceeds thereof, the undersigned shall hold the same in trust for Bank and shall immediately deliver the same to Bank, in the same form as received with any necessary endorsement.

7. The undersigned agrees that it will not make any assertion or claim in any action, suit or proceeding of any nature whatsoever in any way seeking to avoid or otherwise challenging (a) the priority of the liens and security interests granted to Bank to secure the Senior Debt or the validity or effectiveness of the liens and security interests granted to Bank under and in connection with, (b) the validity or effectiveness to the transactions contemplated by, or (c) any remedial action taken in respect of the Collateral by Bank in good faith under, the Loan Agreement or any other Loan Documents all as may be amended, extended, modified, or replaced from time to time.

8. Notwithstanding any breach or default by Borrower under the SubDebt Agreements and expressly subject to the terms and agreements set forth elsewhere in this Subordination Agreement, unless and until the Senior Debt shall be indefeasibly paid and satisfied in full, the undersigned shall not at any time or in any manner unless 180 days have passed since the receipt by Bank of written notice from the undersigned of its intention to do so following the occurrence of a default under the SubDebt Agreements, commence any action or proceeding against Borrowers to recover all or any part of the Subordinated Debt not paid when due, or join with any creditor other than the Bank, in bringing any Proceeding against any of the Borrowers. Notwithstanding anything to the contrary contained in this Section 8., the undersigned shall be entitled to accelerate the amount of the Subordinated Debt upon the acceleration of the Senior Debt or the filing of a Proceeding by any Borrower. Nothing in this Section 8. is intended to limit the rights of the undersigned to seek specific performance of any of the covenants or other obligations of Borrowers (other than payment obligations which shall be limited by this Section 8.) set forth in the SubDebt Agreements as long as the performance by Borrowers of such covenant or obligations would not give rise to an Event of Default under the Loan Agreement or other Loan Documents.

9. In the event of any Proceeding, the undersigned will at Bank’s request file any claims, proofs of claim, or other instruments of similar character necessary to enforce the obligations of Borrowers in respect of the Subordinated Debt and will hold in trust for Bank and pay over to Bank in the same form received, to be applied on the Senior Debt as determined by Bank, any and all money, dividends or other assets received in any such Proceeding on account of the Subordinated Debt, unless and until the Senior Debt shall be indefeasibly paid and satisfied in full. In the event the undersigned fails to execute, verify, deliver, and file any proofs of claim in respect of the Subordinated Debt in connection with any such Proceeding prior to twenty (20) days before the expiration of the time to file any such proof or fails to vote any such claim in any such Proceeding prior to five (5) days before the expiration of the time to vote any such claim, Bank may, as attorney-in-fact for the undersigned, take such action on behalf of the undersigned and the undersigned hereby appoints Bank as attorney-in-fact for the undersigned to demand, sue for, collect, and receive any and all such money, dividends, or other assets and give acquittance therefore and to file any claim, proof of claim or other instrument of similar character and to take such other similar actions in such Proceeding in Bank’s name or in the name of the undersigned, as Bank may deem reasonably necessary or advisable for the enforcement of this Subordination Agreement. The undersigned will execute and deliver to Bank such other and further powers of attorney or other instruments as Bank may reasonably request in order to accomplish the foregoing.

10. Bank may at any time and from time to time, without the consent of or notice to the undersigned, without incurring responsibility to the undersigned and without impairing or releasing any of Bank’s rights, or any of the obligations of the undersigned:

(a) Change the amount, manner, place or terms of payment, or change or extend the time of payment of or renew or alter the Senior Debt, or any part thereof, or amend, supplement, or replace the Loan Agreement and/or any notes or other Loan Documents (as defined in the Loan Agreement) executed in connection therewith in any manner or enter into or amend, supplement, or replace in any manner any other agreement relating to the Senior Debt including without limitation, such changes or modifications that may be made in conjunction with a complete or partial refinance thereof or otherwise; provided however that the Borrowers and Bank agree that they will not amend, modify, or alter the Loan Agreement, the Senior Debt, or any other agreement relating to the Senior Debt without the consent of the undersigned, if the effect would (directly or indirectly) be (i) to permit the principal amount of Senior Debt to exceed the Senior Debt Limit, (ii) to cause any applicable interest rate margin as in effect on the date hereof to be increased by more than two percent (2%) per annum, or to impose an interest rate margin where none presently exists of more than two percent (2%) per annum (without taking into account and specifically excluding any increases in margins or rates that may be imposed as the Default Rate, (as defined in the Loan Agreement in effect as of the date hereof) following an Event of Default), (iii) to charge fees in conjunction with any waiver or amendment of the Loan Documents in an amount in excess of $ 25,000.00 (exclusive of fees currently described in the Loan Documents and fees, costs and expenses associated with such waiver or amendment) in any calendar year, (iv) to extend the maturity date of the Senior Debt beyond January 31, 2013, (v) any additional restriction on the payment of the Subordinated Debt to that contained in the Loan Agreement or this Subordination Agreement, as in effect on the date hereof, or (vi) to change or alter the nature or any part of the Senior Debt facility or any of the Loan Documents from a revolving credit facility or line of credit to a term loan.

(b) Subject to Section 14. below, sell, exchange, release, or otherwise deal with all or any part of any property at any time pledged or mortgaged by any party to secure or securing the Senior Debt or any part thereof;

(c) Release any Person liable in any manner for the payment or collection of the Senior Debt (including, without limitation, a Borrower);

(d) Exercise or refrain from exercising any rights against any Borrower or others (including the undersigned); and

(e) Apply sums paid by any party to the Senior Debt in any order or manner as determined by Bank.

11. The undersigned and the Borrowers shall not amend or modify the SubDebt Agreements such that it would (directly or indirectly) (i) increase the maximum principal amount of the Subordinated Debt, (ii) increase the rate of interest on any of the Subordinated Debt (other than by payment of interest in kind (i.e., non-cash)) (without taking into account increases as currently set forth in the SubDebt Agreements, resulting from a default or event of default thereunder), (iii) subject to the subordination provisions contained herein, include fees payable in conjunction with any amendment or waiver of any of the SubDebt Agreement (exclusive of fees currently described in the SubDebt Agreements and fees, costs and expenses associated with such waiver or amendment) in excess of $ 25,000.00 in the aggregate in any calendar year, (iv) change to an earlier date any date upon which regularly scheduled payments of interest on the Subordinated Debt under and pursuant to the terms of the SubDebt Agreements are due or change the maturity of the Subordinated Debt or (v) add or make more restrictive any event of default or any covenant with respect to the Subordinated Debt, without the prior written consent of the Bank; provided however, that at any time Bank amends any term of the Loan Documents, the undersigned shall be permitted to make conforming amendments and modifications to the SubDebt Agreements; provided further however, that, amendments to the financial covenants in the SubDebt Agreements shall, if modified, at all times, contain financial covenant thresholds that are at least 15% less restrictive than the financial covenants contained in the Loan Agreement, provided further that the undersigned shall not be obligated to modify or amend the financial covenants in the SubDebt Agreement.

12. The undersigned shall advise each future holder of all or any part of the Subordinated Debt that the Subordinated Debt is subordinated to the Senior Debt in the manner and to the extent provided herein. The undersigned represents that no part of the Subordinated Debt or any instrument evidencing the same has been transferred or assigned and the undersigned shall not transfer or assign any part of the Subordinated Debt while any Senior Debt remains outstanding, unless such transfer or assignment is made expressly subject to this Subordination Agreement by the execution by the new holder of the Subordinated Debt of (i) a joinder that will make the new holder a party to this Agreement or (ii) a separate agreement substantially identical to this Agreement. Upon Bank’s request, the undersigned will in the case of any Subordinated Debt that is not evidenced by any instrument cause the same to be evidenced by an appropriate instrument or instruments, and place thereon and on any and all instruments evidencing the Subordinated Debt a legend in such form as Bank may determine to the effect that the indebtedness evidenced thereby is subordinated and subject to the prior payment in full of all Senior Debt pursuant to this Subordination Agreement, as well as deliver all such instruments to Bank.

13. This is a continuing agreement and will remain in full force and effect until all of the Senior Debt has been indefeasibly paid and satisfied in full and Bank has no further obligation to make Loans under the Loan Agreement. This Subordination Agreement will continue to be effective or will be automatically reinstated, as the case may be, if at any time payment of all or any part of the Senior Debt is rescinded or must otherwise be returned by the Borrowers, or either of them, upon a Proceeding of any of the Borrowers or otherwise, all as though such payment had not been made.

14. (a) If at any time or from time to time the Collateral, or any portion thereof, is in any manner sold or otherwise transferred, the undersigned’s consent to such disposition shall be automatically and irrevocably given if the Bank (i) in its sole discretion and for any reason, consents to such disposition and, except where a disposition or sale by any Borrower is permitted by the terms of the Loan Agreement and/or the Loan Documents (as in effect on the date hereof) or where any Borrower is otherwise permitted by the terms of the Loan Agreement and/or the Loan Documents (as in effect on the date hereof) to retain proceeds of a disposition, sale, or casualty, and (ii) notifies the undersigned that Bank intends to apply the proceeds received by Bank in conjunction with the sale or transfer referenced above to the Senior Debt and that the Senior Debt Limit will be reduced by the amount of such proceeds so applied (exclusive of proceeds from the sale or disposition of Accounts effectuated when an Event of Default has not occurred or is no longer continuing). In any event, the undersigned shall not be entitled to receive any proceeds of any such disposition unless and until the Senior Debt has been indefeasibly paid in full and Bank has no further obligation to make Loans under the Loan Agreement.

(b) If, at any time and for any reason, the undersigned consents, or is deemed to have consented to a sale, transfer, or disposition in accordance with subsection (a) above and Bank releases its lien on the Collateral, or any portion thereof, the undersigned shall likewise release its lien on the property so released from the Bank’s lien. Bank may, as attorney-in-fact for the undersigned, take such action on behalf of the undersigned (in Bank’s name or in the name of the undersigned, as Bank may deem necessary or advisable) and the undersigned hereby appoints Bank as attorney-in-fact for the undersigned to effectuate such release, and the undersigned hereby authorizes Bank to file any Uniform Commercial Code amendments to the undersigned’s financing statements filed against the Borrowers, or either of them, in connection with such release. The undersigned shall execute and deliver to Bank such other and further powers of attorney or other instruments as Bank reasonably may request in order to accomplish the foregoing.

15. Nothing in this Subordination Agreement is intended to compel the Bank or the undersigned at any time to declare any of the Borrowers in default or compel the Bank to proceed against or refrain from proceeding against any Collateral in any order or manner. All rights and remedies of the Bank, with respect to the Collateral, any of the Borrowers, and any other obligors concerning the Senior Debt are cumulative and not alternative. In furtherance of the foregoing, the undersigned waives any and all rights to assert the equitable doctrine of marshalling against Bank.

16. In the event of the commencement of a Proceeding, the Bank shall have the option (in its sole and absolute discretion) to continue to provide financing (on terms acceptable to the Bank) of the trustee, other fiduciary, or of any of the Borrowers as a debtor-in-possession, if the Bank deems such financing to be in its best interests. Subject to the Senior Debt Limit, the subordination and lien priority provisions of this Subordination Agreement shall continue to apply to all advances made during the pendency of such Proceedings, so that the Bank shall have a prior lien on all Collateral, created before or during such Proceeding, to secure all Senior Debt, whether created before or during such Proceeding. The undersigned’s consent to such financing shall not be required regardless of whether the court supervising such Proceeding approves, grants, or allows adequate protection to the undersigned. Nothing in this Section 16. is intended to limit the undersigned’s right, if any, to object to such financing in conjunction with a Proceeding.

17. Upon indefeasible payment and satisfaction in full of all Senior Debt and termination of Bank’s obligation to make Loans under the Loan Agreement, the undersigned shall be subrogated to the rights of Bank, in accordance with applicable equitable principles, to receive distributions with respect to the Senior Debt until Subordinated Debt is paid in full.

18. Each of the Borrowers consents to Bank and the undersigned sharing with each other any information either may have from time to time with respect to any of the Borrowers. Bank and the undersigned are not obligated to share such information, however.

19. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt. Such notices and other communications may be hand delivered, sent by facsimile transmission with confirmation of delivery with a copy sent by first class mail, or sent by nationally recognized overnight courier service, to a party’s address set forth below or to such other address as any party may give to the other in writing for such purpose:

To the Bank:	Fifth Third Bank
Commercial Banking
Mailcode: MD A67811
Fifth Floor
121 South Main St.
Akron, Ohio 44308
Attention: Michael Babb
Telephone No.: (330) 252-2065
Facsimile No.: (330) 252-2080

or at such other address or addressee as may have been furnished to the undersigned by the Bank in writing;

To the Undersigned:	Canal Mezzanine Partners, L.P.
1737 Georgetown Road, Suite A
Hudson, Ohio 44236
Attention: Shawn Wynne
Telephone No.: (330) 650-6684
Facsimile No.: (330) 528-0142

or at such other address or addressee as may have been furnished to the Bank by the undersigned in writing;

To the Borrowers:	c/o DPAC Technologies Corp
5675 Hudson Parkway
Hudson, Ohio 33236
Attention: Steve Runkel
Telephone No.: (330) 655-9002
Facsimile No.: (330) 655-9020

or at such other address or addressee as may have been furnished by the Company to the Bank and the undersigned in writing.

20. Except for the Agreement To Subordinate Priority Of Security Interests, that the parties hereto shall execute contemporaneously with this Agreement, this Subordination Agreement contains the entire agreement between the parties regarding the subject matter hereof and may be amended, supplemented or modified only by written instrument executed by Bank and the undersigned.

21. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

22. This Subordination Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Subordination Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Subordination Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

23. The undersigned and Bank represent and warrant that neither the execution or delivery of this Subordination Agreement nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions, or provisions of or constitute a default under any agreement or instrument to which such Person or any of such Person’s assets is now subject.

24. Any notice of acceptance of this Subordination Agreement is hereby waived.

25. This Subordination Agreement shall be binding upon the parties hereto, and each of the parties’ successors, representatives and assigns and neither Borrowers nor any other persons or entities whatsoever, including without limitation any other third party donee, investor, incidental beneficiary, or any creditor of a Borrower, shall have any right, benefit, priority, or interest under or because of the existence of this Subordination Agreement. This Subordination Agreement may also be assigned by Bank, in whole or in part in connection with any assignment or transfer of any portion of the Senior Debt, and, if requested by Bank, the undersigned shall execute and deliver in favor of the holders of the Senior Debt one or more subordination agreements containing terms and provisions that are substantially identical to the terms and provisions of this Subordination Agreement. The undersigned may assign or transfer this Subordination Agreement subject to Section 12. hereof.

26. Except as provided in Section 2. above, Borrowers agree that they will not make any payment on any of the Subordinated Debt, or take any other action in contravention of the provisions of this Subordination Agreement.

27. This Subordination Agreement shall in all respects be interpreted, construed and governed by the substantive laws of the State of Ohio. The undersigned submits to the jurisdiction of the Courts of the State of Ohio or the United States District Court for the Northern District of Ohio for the purposes of resolving any controversy relating thereto. EACH PARTY HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES, OR EITHER OF THEM, A RISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND, OR MODIFY BANK’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN A NOTE OR OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT BETWEEN THE PARTIES.

28. The term “Borrower” and “Borrowers” shall, as the context may require, each be deemed to refer to, and construed as, Borrowers and/or either of them.

29. Nothing contained in this Agreement is intended to or shall impair, as between Borrowers and the undersigned, the obligations of Borrowers which are absolute and unconditional, to pay to the undersigned the principal of, premium, if any, and interest on the Subordinated Debt as and when the same shall become due and payable in accordance with the terms of the Subordinated Debt. In any event, this Agreement shall not be used by any trustee in bankruptcy or a bankruptcy court or any other court, agency, or panel charged with the responsibility of establishing the priorities of the secured creditors of the Borrowers for the purpose of expanding upon or diminishing the rights of the parties hereto.

[SIGNATURE PAGE FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first written above.

CANAL MEZZANINE PARTNERS, L.P.,
a Delaware limited partnership

By:	Canal Mezzanine Management, LLC,
an Ohio limited liability company
Its General Partner

	By:	Canal Holdings, LLC,
an Ohio limited liability company
Its Managing Member

		By:	/s/ Shawn M. Wynne
		Name:	Shawn M. Wynne
Authorized Signer

Intending to be legally bound, Borrowers consent

and agree to the terms of the Subordination

Agreement as of the date first above written:

DPAC TECHNOLOGIES CORP

By:	/s/ Steven D. Runkel
Steve Runkel, Chief Executive Officer

QUATECH, INC.

By:	/s/ Steven D. Runkel
Steve Runkel, Chief Executive Officer

Agreed to and Acknowledged by:

FIFTH THIRD BANK

By:	/s/ Michael H. Babb
Michael Babb, Vice President

SCHEDULE A

SUBDEBT AGREEMENTS